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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-11299, No. 333-35287 and No. 333-85575) pertaining to the
1993 Stock Option Plan, the 1996 Non-employee Directors Stock Option Plan and the 1998 Stock Incentive Plan of Affymetrix, Inc., of our report dated
February 2, 2000 with respect to the consolidated financial statements and schedule of Affymetrix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

/s/ Ernst & Young
Palo Alto, California
March 29, 2000